UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): April 6, 2021

CECO Environmental Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-7099	13-2566064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

14651 North Dallas Parkway Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code): (214) 357-6181

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CECE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2021, CECO Environmental Corp. (the “Company”) issued a press release announcing the appointment of Mr. Ramesh Nuggihalli as Chief Operating Officer of the Company.

Mr. Nuggihalli, age 56, brings extensive experience in operational and general management across several industries, with expertise in driving profitable growth in industrial businesses and international operations. From July 23, 2018 to November 1, 2019, Mr. Nuggihalli served as the Chief Operating Officer of NovaTech, LLC, a privately held industrial automation company. Prior to his recent role, Mr. Nuggihalli was based in Singapore and served as President and Managing Director of Greater Asia for Xylem, a global water solutions company. Before Xylem, he was based in Dubai and served as Managing Director of Middle East for Pentair, a global diversified industrial company. Earlier in his career, Mr. Nuggihalli held a number of leadership positions with increasing responsibility at leading diversified industrial companies, including Tyco International, Ametek, General Electric and Babcock & Wilcox.

Mr. Nuggihalli has provided consulting services regarding the Company’s business strategy since November 2020. Mr. Nuggihalli received a total of $128,250 in consulting fees. Upon appointment as Chief Operating Officer, the consulting arrangement was terminated.

In connection with Mr. Nuggihalli’s appointment as the Company’s Chief Operating Officer, in addition to customary employee benefits, Mr. Nuggihalli will be eligible to receive the following compensation:

•	Initial base salary of $375,000 per year;

•	Participation in the Company’s annual incentive program with a target opportunity equal to 55% of earned base wages (with actual payout ranging from 0-200% of target based on performance);

•

Annual participation in the Company’s long-term equity program at a target value of $300,000, generally comprised of 50% target performance-based restricted stock units (generally vesting after a three-year performance period in the case of the 2021 grant) and 50% service-based restricted stock units (“RSUs”) (generally vesting in four equal annual installments in the case of the 2021 grant);

•	An initial equity award of 24,450 RSUs valued at $200,000 that will generally vest in substantially equal installments on the first four anniversaries of the grant date; and

•	A monthly automobile allowance of $1,000.

In terms of severance benefits, in general, Mr. Nuggihalli will be eligible to receive a lump sum payment of 12 months of his base salary, a pro-rated annual incentive payment for the year of termination based on actual performance, and (if continuation coverage is elected) up to one year of subsidized medical coverage if Mr. Nuggihalli’s employment is terminated by the Company without cause or he terminates his employment for good reason.

Item 7.01	Regulation FD Disclosure.

On April 6, 2021, the Company issued a press release announcing Mr. Nuggihalli’s appointment. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” under the Securities Exchange Act of 1934, nor shall it be incorporated by reference into any filings under the Exchange Act or under the Securities Act, except to the extent specifically provided in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2021	CECO Environmental Corp.

	By:	/s/ Matthew Eckl
Matthew Eckl
Chief Financial Officer